EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 30, 1996, except as to Note 13, which is as of February 16, 1996 which appears on page 35 of the 1995 Annual Report to Shareholders of American Water Works Company, Inc., which is incorporated by reference in American Water Works Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statements Schedule which appears on page 11 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Selected Historical Consolidated Statement of Income Data" and "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Consolidated Statement of Income Data."


PRICE WATERHOUSE LLP

Philadelphia, PA


April 2, 1996
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                                                              EXHIBIT 23(b)



                   CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement filed on or about April 2, 1996.


                                    ARTHUR ANDERSEN LLP



New York, New York
April 2, 1996